UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 15, 2004

CASCADE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington	000-25286	91-1661954

(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 Colby Avenue, Everett, WA 98201

(Address of principal executive offices, including Zip Code)

(425) 339-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry Into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

ITEM 1.01 Entry Into a Material Definitive Agreement

     Effective December 15, 2004, Cascade Bank, the banking subsidiary of Cascade Financial Corporation (the “Corporation”), adopted the Cascade Bank Deferred Compensation Plan (the “Plan”). The purpose of the Plan is to permit a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of Cascade Bank to make pre-tax deferrals of cash compensation and accrue interest on such deferred amounts. The Company is also permitted to make contributions to the Plan.

     The Corporation was required to adopt the Plan as a condition of its acquisition of Issaquah Bancshares, Inc. (“Issaquah”), which was consummated on June 4, 2004. The Plan satisfies a requirement of the former Issaquah chief executive officer’s employment agreement which was assumed in connection with the transaction.

     Any election deferrals must be made prior to the date in which the compensation to be deferred will be earned. The Plan will be administrated by the Plan Administrator which shall consist of the Compensation and Personnel Committee of the Board, or such committee or person(s) as the Board shall appoint. Deferred compensation is generally payable upon termination of employment with the Corporation, change of control of the Corporation, or otherwise as specified in the Plan.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibit
99.1 Cascade Bank Deferred Compensation Plan

99.2 Standard Deferred Compensation Plan Election Form

99.3 Deferred Compensation Plan Election Form of Robert Ittes

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     Dated: December 20, 2004

CASCADE FINANCIAL CORPORATION

By:	/s/ Carol K. Nelson Carol K. Nelson
President and CEO

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